Exhibit 99.1

ARALEZ ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

-1Q 2018 Net Revenues Increased to $38.1 Million Versus $26.0 Million in 1Q  2017-

Mississauga, Ontario — May 8, 2018 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced financial results for the first quarter ending March 31, 2018.  The Company also highlighted certain recent corporate and commercial updates.  All figures are in U.S. dollars.

Recent Corporate & Commercial Updates

•

Earlier today, the Company announced that it has determined that a new strategic direction with a focus on driving organic growth in Canada supported by the ongoing revenue generation from Toprol-XL® and its Authorized Generic (the “Toprol-XL Franchise”) and royalties from Vimovo® is in the best interests of the Company and its stakeholders.  This strategic direction will also involve the discontinuation of the remaining U.S. commercial business.

•

On April 3, 2018, the United States Government (the “Government”) exercised its second renewal option under the VA National Contract between Aralez Pharmaceuticals US Inc. and the Government (the “VA Contract”), extending the term of the VA Contract by one year to April 28, 2019.

“Earlier this morning, in addition to reporting a solid first quarter of 2018,  which included the Company’s third consecutive quarter of positive Adjusted EBITDA, we announced an important business update related to our continuing evaluation of strategic opportunities to streamline the business and reduce costs,” said Adrian Adams, Chief Executive Officer of Aralez. “We have also engaged Moelis &  Company LLC to serve as our financial and strategic advisor in this ongoing evaluation of opportunities as well as to immediately evaluate  all strategic options going forward.”

Financial Summary

Aralez’s financial results for the three months ended March 31, 2018 include the results of Aralez Pharmaceuticals Canada Inc. (formerly known as Tribute Pharmaceuticals Canada Inc.),  Zontivity® and the Toprol-XL Franchise for each full period. Revenues for Zontivity were previously recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which expired on March 31, 2017.  Effective March 31, 2017, revenues for Zontivity are recorded in net product revenues.  Revenues for the Toprol-XL Franchise were recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which expired on December 31, 2017. However, certain revenues from sales of the Toprol-XL Authorized Generic (“Toprol-XL AG”) made under the Distribution and Supply Agreement with Lannett Company, Inc. (the “Lannett Toprol-XL AG Agreement”) were recorded on a gross basis in net product revenues upon contract execution in November 2017.  Beginning in 2018, all revenues for the Toprol-XL Franchise are recorded in net product revenues.

First Quarter 2018 Financial Results

Total revenues for the first quarter of 2018 were $38.1 million, an increase of $12.1 million, or 47%, compared to $26.0 million for the same period of 2017.

Net product revenues in the first quarter of 2018 were $34.0 million and primarily comprised of revenues from the Toprol-XL Franchise, revenues from the Canadian product portfolio acquired in the acquisition of Tribute Pharmaceuticals Canada Inc. (the “Tribute Merger”) and revenues from Zontivity and Fibricor®. Other revenues of $4.1 million for the three months ended March 31, 2018 were primarily comprised of Vimovo royalties. Net product revenues of $6.7 million for the three months ended March 31, 2017 related to the product portfolio acquired in the Tribute Merger. Other revenues of $19.3 million for the first quarter of 2017 were primarily comprised of net revenues from the Toprol-XL Franchise and Zontivity acquisitions and Vimovo royalties.

Selling, general and administrative expenses totaled $26.5 million for the three months ended March 31, 2018, a decrease of $4.3 million, compared to $30.8 million for the three months ended March 31, 2017. The decrease in the 2018 period was primarily a result of decreased costs for consulting and professional fees, the impact of the cost savings initiatives announced in April 2017, which included a 32% reduction in the U.S. sales force,  and a decrease in share-based compensation. These costs were partially offset by increased costs associated with the discontinuation of Yosprala®.

Net loss in the first quarter of 2018 was $19.7 million, or $0.29 per diluted share, compared to net loss of $27.5 million, or $0.42 per diluted share, in the first quarter of 2017. Adjusted EBITDA (as defined in “Use of Non-GAAP Financial Measures” below) in the first quarter of 2018 was $4.9 million compared to ($3.7) million in the first quarter of 2017. This was the Company’s third consecutive quarter of positive Adjusted EBITDA.

Balance Sheet

As of March 31, 2018, approximately 67 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $43.9 million. During the first quarter, the increase in cash and cash equivalents was driven primarily by a significant working capital adjustment which the Company believes will reverse itself over time.  Based on recent events, the Company has determined that there is a reasonable possibility that the Company will not have sufficient liquidity to fund its current and planned operations through the next 12 months, which raises substantial doubt about the Company’s ability to continue as a going concern.

Financial Guidance

In light of the new strategic direction of the Company, very recent increased generic competition with respect to the Toprol-XL Franchise and the uncertain timing and structure of the Company’s potential asset divestitures, the Company is withdrawing its previous guidance and intends to issue revised guidance once it fully assesses the impact of these changes.

First Quarter Results Webcast

Aralez will host a webcast this morning, May 8, 2018 at 8:00 a.m. ET to present first quarter 2018 results and recent business updates. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Tuesday, May 8, 2018

Time: 8:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a leading Canadian specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products in various specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including Adjusted EBITDA (as defined below). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, share-based compensation, gains or losses related to the fair value of warrants, changes to the fair value of contingent consideration, restructuring costs, retention and severance costs, impact of an acquisition of a business or product, transaction costs related to (i) acquisitions (ii) business development opportunities (iii) debt refinancing options and other financing costs and (iv) certain agreement termination costs, acquired in-process R&D, tax equalization payments, interest income, the impact of changes in foreign currency rates, asset impairment charges, losses or gains on sale of assets, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of the Company’s common shares, and (ii) discrete items, such as merger and acquisition costs, transaction costs related to acquisitions, business development opportunities, debt refinancing options and other financing costs, certain contract termination costs, restructuring costs and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding new strategic direction for the Company, including a focus on organic growth in Canada, supported by Toprol-XL Franchise as well as Vimovo royalties and the discontinuation of the remaining U.S. commercial business; the VA Contract; expectations and estimates regarding cost savings; increased generic competition; exploration and evaluation of range of strategic business opportunities; reversal of the working capital adjustment; reasonable possibility that the Company’s existing cash and cash equivalents, along with cash generated from its operations, may not be sufficient to fund its current and planned operations through the next 12 months, which raises substantial doubt about the Company’s ability to continue as a going concern; the Company’s strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products; and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.

In addition, the Company’s operations involve risks and uncertainties, many of which are outside of the Company’s control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause the Company’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks related to the Company’s implementation of new strategic direction, including restructuring costs associated therewith and timing thereof; failure to realize the expected benefits of the Company’s initiatives to reduce costs and improve profitability, including from new strategic direction; the Company’s financing and liquidity; competition, including increased generic competition (including with respect to the Toprol-XL Franchise); strategic alternatives not being available on reasonable terms, or at all; the Company’s inability to maintain key personnel necessary to manage the business; the Company’s failure to successfully commercialize its products and product candidates; costs and delays in the development and/or approval of the Company’s product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of the Company’s product candidates for all expected indications or in all targeted territories; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from the Company’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including the Company’s dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of Vimovo and the Company’s dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and the authorized generic; the Company’s dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which may be under negotiation from time to time), including the Company’s inability to renew existing contracts or enter into new contracts on favorable terms, and the risks that we may not be able to maintain the Company’s existing terms with certain customers, distributors and other counterparties; the Company’s ability to protect its intellectual property and defend its patents, including if generic competitors successfully appeal the recent District Court decision with respect to certain Vimovo patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and the Toprol-XL Franchise; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and laws and regulations regarding the pricing of pharmaceutical products; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and on Form 10-Q for the three month period ended March 31, 2018, which are or will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in the Company’s future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

609-917-9330

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Product revenues, net	$34,005	$6,686
Other revenues	4,076	19,283
Total revenues, net	38,081	25,969
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	11,536	2,756
Selling, general and administrative	26,502	30,846
Research and development	37	94
Amortization of intangible assets	8,990	8,513
Change in fair value of contingent consideration	5,085	4,443
Total costs and expenses	52,150	46,652
Loss from operations	(14,069)	(20,683)
Interest expense	(6,658)	(6,653)
Other income (expense), net	(212)	411
Loss before income taxes	(20,939)	(26,925)
Income tax expense (benefit)	(1,198)	552
Net loss	$(19,741)	$(27,477)

Basic net loss per common share	$(0.29)	$(0.42)
Diluted net loss per common share	$(0.29)	$(0.42)
Shares used in computing basic net (loss) income per common share	67,025	65,690
Shares used in computing diluted net (loss) income per common share	67,025	65,690

ARALEZ PHARMACEUTICALS INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$43,887	$28,892
Accounts receivable, net	40,680	13,453
Inventory	5,672	6,643
Prepaid expenses and other current assets	3,067	3,687
Property and equipment, net	6,603	7,453
Goodwill	79,683	81,781
Other intangible assets, net	299,610	310,346
Other long-term assets	1,976	1,222
Total assets	$481,178	$453,477

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$10,587	$23,631
Accrued expenses	89,876	28,496
Short-term contingent consideration	10,460	11,482
Other current liabilities	5,901	4,251
Long-term debt	274,573	274,546
Deferred tax liability	2,545	3,797
Long-term contingent consideration	90,781	88,873
Other long-term liabilities	3,034	3,182
Total liabilities	487,757	438,258
Total shareholders’ equity	(6,579)	15,219
Total liabilities and shareholders’ equity	$481,178	$453,477

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017

Net Loss	$(19,741)	$(27,477)
Share-based compensation	1,760	2,824
Restructuring and severance expense	956	62
Depreciation and amortization expense	9,365	8,875
Interest expense	6,658	6,653
Change in fair value of contingent consideration	5,085	4,443
Discontinuation of Yosprala	1,734	—
Transaction related expenses	97	823
Other (income) expense, net	212	(397)
Income tax expense (benefit)	(1,198)	552
Adjusted EBITDA	$4,928	$(3,642)